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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 dated April 6, 2006 and filed pursuant to Rule 462(b) of our report dated February 10, 2004, except as to the last paragraph of Basis of Presentation in Note 1 for which the date is March 23, 2006 relating to the financial statements and financial statement schedule II—Consolidated Valuation and Qualifying Accounts of Sealy Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina
April 6, 2006

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM